INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-75537 of Computone Corporation on Form S-8 of our report dated June 30, 2000, appearing in the Annual Report on Form 10-KSB of Computone Corporation for the year ended March 31, 2000.

Atlanta, Georgia
June 30, 2000